Exhibit 99.1

500 Expressway Drive South, Brentwood, NY 11717

Phone: 631.231.4600

www.medical-action.com

CONTACT:	John Sheffield – Chief Financial Officer
MEDICAL ACTION INDUSTRIES INC.
(631) 231-4600

FOR IMMEDIATE RELEASE

MEDICAL ACTION INDUSTRIES REPORTS

FIRST QUARTER 2013 RESULTS

BRENTWOOD, NY, August 1, 2012 – Medical Action Industries Inc. (the “Company” or “Medical Action”) (NASDAQ/MDCI), a leading supplier of medical and surgical disposable products, today reported results for the first quarter ended June 30, 2012.

Chief Executive Officer and President, Paul D. Meringolo said, “As always, we continue to focus on delivering exceptional service and value to our customers. In addition, we have embarked on a multi-pronged effort to improve our internal operations and management effectiveness. Net sales have increased from the comparable prior year period. Relative to the fourth quarter of fiscal 2012, we achieved gains in net sales, operating income and net income. As announced in April, we have realigned our business into strategic business units in order to increase focus on targeted market segments. While we still have a significant amount of work ahead of us, I am extremely pleased with the additional clarity and accountability provided by these realignments. As noted in early June, we renegotiated a credit agreement with our lenders. Since then, we have made significant strides in reducing the Company’s overall debt and improving our financial position and available liquidity. During the three months ended June 30, 2012, $5.0 million was paid on our term loan and $9.7 million was paid on our revolving credit loan.”

Net sales for the first quarter of fiscal 2013 were $112.2 million, an increase of $5.7 million or 5.4%, compared to $106.5 million in net sales reported for the comparable prior year period. Competitive pricing pressures and persistent volatility in raw material costs, particularly resin, continue to influence our profitability. Excluding professional expenses related to our renegotiated credit agreement, the Company generated adjusted net income of $0.2 million or $0.01 per basic and diluted share, compared to net income of $0.3 million or $0.02 per basic and diluted share, reported for the comparable prior year period. Without this adjustment, the Company incurred a net loss for the first quarter of fiscal 2013 of $0.1 million or $0.01 per basic and diluted share. When compared to the comparable prior year period, the results for the first quarter of fiscal 2013 were negatively impacted by $0.7 million in higher net material costs, primarily resin.

Medical Action invites its stockholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on August 1, 2012. You may participate in the conference call by calling (877) 637-9564 (domestic) or (973) 935-8511 (international); conference ID #99489992. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 1:00 p.m. (ET) on August 1, 2012.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. Medical Action’s products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action’s common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell Microcap® Index.

# # # #

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to us as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with our suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, our inability to successfully manage growth through acquisitions, our failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of our products, market price of our Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in our press releases and reports filed with the Securities and Exchange Commission (the “SEC”). Please see the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

Medical Action Industries Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2012 (Unaudited)	March 31, 2012

Current Assets
Cash and cash equivalents	$953	$5,384
Accounts receivable, less allowance for doubtful accounts of $784 at June 30, 2012 and $781 at March 31, 2012	33,254	30,845
Inventories, net	54,033	53,825
Prepaid expenses	2,480	1,831
Deferred income taxes	3,253	3,139
Prepaid income taxes	1,232	1,279
Other current assets	1,761	1,880

Total Current Assets	96,966	98,183

Property, plant and equipment, net	48,350	49,085
Goodwill	107,801	107,801
Other intangible assets, net	38,563	39,223
Other assets, net	2,852	2,852

Total Assets	$294,532	$297,144

Current Liabilities
Accounts payable	$18,774	$11,295
Accrued expenses	22,707	18,135
Current portion of capital lease obligation	142	132
Current portion of long-term debt	5,000	8,000

Total Current Liabilities	46,623	37,562

Deferred income taxes	29,450	29,450
Capital lease obligation, less current portion	13,612	13,655
Long-term debt, less current portion	56,000	67,670

Total Liabilities	145,685	148,337

Stockholders’ Equity
Common stock 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,390,628 shares at June 30, 2012 and March 31, 2012	16	16
Additional paid-in capital	34,655	34,478
Accumulated other comprehensive loss	(717)	(717)
Retained earnings	114,893	115,030

Total Stockholders’ Equity	148,847	148,807

Total Liabilities and Stockholders’ Equity	$294,532	$297,144

Medical Action Industries Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,
	2012	2011
	(Unaudited)

Net sales	$112,237	$106,473
Cost of sales	95,292	89,501

Gross profit	16,945	16,972

Selling, general and administrative expenses	15,944	15,428

Operating income	1,001	1,544

Interest expense, net	1,224	1,117

Income (loss) before income taxes	(223)	427
Income tax expense (benefit)	(86)	164

Net income (loss)	$(137)	$263

Net income (loss) per share basic	$(0.01)	$0.02

Net income (loss) per share diluted	$(0.01)	$0.02

Medical Action Industries Inc.

Consolidated Statements of Stockholders’ Equity

(In thousands, except share data)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Retained	Total Stockholders’
	Shares	Amount	Capital	Loss	Earnings	Equity

Balance at April 1, 2012	16,390,628	$16	$34,478	($717)	$115,030	$148,807
Comprehensive loss		—	—	—	(137)	(137)
Amortization of deferred compensation		—	2	—	—	2
Stock-based compensation		—	175	—	—	175

Balance at June 30, 2012	16,390,628	$16	$34,655	($717)	$114,893	$148,847

Medical Action Industries Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(137)	$263
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,299	1,461
Amortization	962	1,097
Increase in allowance for doubtful accounts	3	3
Deferred income taxes	(114)	—
Stock-based compensation	177	190
Excess tax liability from stock-based compensation	—	(70)
Tax benefit from vesting of stock under restricted management stock bonus plan and exercise of stock options	—	20
Changes in operating assets and liabilities:
Accounts receivable	(2,412)	1,075
Inventories	(208)	1,144
Prepaid expenses and other current assets	(530)	(453)
Other assets	(302)	(367)
Accounts payable	7,479	(2,740)
Prepaid income taxes	47	577
Accrued expenses	4,572	(2,154)

Net cash provided by operating activities	10,836	46

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(564)	(198)
Proceeds from sale of property and equipment	—	3

Net cash used in investing activities	(564)	(195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit and long-term borrowings	1,100	12,202
Principal payments on revolving line of credit and long-term borrowings	(15,770)	(11,878)
Principal payments on capital lease obligation	(33)	(24)
Proceeds from exercise of stock options	—	20

Net cash provided by (used in) financing activities	(14,703)	320

Net increase (decrease) in cash and cash equivalents	(4,431)	171
Cash and cash equivalents at beginning of period	5,384	1,691

Cash and cash equivalents at end of period	$953	$1,862

Supplemental disclosures:
Interest paid	$1,215	$950
Income taxes (refunded) paid	$(18)	$(362)